Combined Performance Based RSU and Performance Unit Form (ICG Growth) F.N.B. CORPORATION Combined Performance-Based Restricted Stock Unit and Performance Unit Award Agreement (ICG Growth excluding AOCI) This Performance-Based Restricted Stock Unit and Performance Unit Award Agreement (“Agreement”) is made effective as of __________, prior to market close, between F.N.B. Corporation (F.N.B.), a Pennsylvania corporation, and ________________________________ (the “Participant”). Any term capitalized herein but not defined will have the meaning set forth in the Plan (defined below) or in the attached Schedules. I. Grant Date: ____________________ II. Participant: III. Grant Information • Award Amount: _________ Restricted Stock Units • Award Amount: Dollar value of the Supplemental Performance Units • Performance Metrics1: A. Internal (Tangible Equity) Capital Generation Growth excluding Accumulated Other Comprehensive Income (ICG Growth excluding AOCI) relative to Peer Financial Institutions (see Part IV below) B. Total Shareholder Return (TSR) relative to Peer Financial Institutions (see Part V below) C. Calculated Amount is equal to ICG Growth excluding AOCI Table calculated value (Part IV) multiplied by TSR Multiplier Table calculated value (Part V) multiplied by Award Amount (for Restricted Stock Units) and, if applicable, by Supplemental Performance Units (for Performance Units) • ICG Growth Performance Period: __________ to __________ • TSR Performance Period: __________ to __________ • Vesting Period: __________ to __________ • Vesting Date2: __________, subject to satisfying the Vesting Requirements (see Section 4 of Schedule 1), and except as otherwise provided in Section 5 of Schedule 1 hereto. • Source of Restricted Stock Units and Performance Units: F.N.B. Corporation 2022 Incentive Compensation Plan, as amended (the “Plan”). IV. ICG Growth Table Relative ICG Growth Percentile Ranking Payout as a Percentage of Award Amount* Threshold Level - 25th Relative ICG Growth excluding AOCI percentile 25% of Award Amount Target Level - 50th Relative ICG Growth excluding AOCI percentile 100% of Award Amount Maximum Level - 75th Relative ICG Growth excluding AOCI percentile or higher 175% of Award Amount *See Schedule 2 hereto for determining Relative ICG Growth excluding AOCI Percentile Ranking and Section 4(b) of Schedule 1 hereto for additional details regarding vesting requirements. V. TSR Multiplier Table Relative TSR Percentile Ranking Multiplier to ICG Growth Payout** 75th Relative TSR Percentile or higher 125% 50th Relative TSR Percentile 100% 25th Relative TSR Percentile or lower 75% **See Schedule 3 hereto for determining Relative TSR Percentile Ranking and Section 4(b) of Schedule 1 hereto for additional details regarding vesting requirements. This Agreement includes this cover page (“Agreement Cover Page”) and the following Schedules, which are expressly incorporated by reference in their entirety herein: (i) Schedule 1 – General Terms and Conditions; (ii) Schedule 2 – Calculation of Relative Internal (Tangible Equity) Capital Generation Growth excluding AOCI; (iii) Schedule 3 – Calculation of Relative Total Shareholder Return; and 1 AOCI will be excluded from the Performance Metrics for both F.N.B. and peers. 2 If the Vesting Date falls on a non-business day (e.g., a weekend or national holiday), then the Vesting Date will occur on the next succeeding business day.

Page 2 of 2 (iv) Schedule 4 – Peer Financial Institutions IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of the Grant Date. F.N.B. CORPORATION PARTICIPANT __________________________ Name: Name: Vincent J. Delie, Jr. Title: Chairman, President and C.E.O.

Page 1 of 15 SCHEDULE 1 GENERAL TERMS AND CONDITIONS Performance Based Restricted Stock Unit and Performance Unit Award Agreement (ICG Growth) Preamble This Agreement is between the Participant and F.N.B. and sets forth the terms and conditions of the grant of Restricted Stock Units and Performance Units to the Participant. The grant of the Restricted Stock Units and Performance Units was made by the Compensation Committee of the F.N.B. Board of Directors (the “Committee”) pursuant to the terms of the Plan, subject to this Agreement becoming effective on the Grant Date specified on the Agreement Cover Page (“Grant Date”). The terms of the Plan are incorporated herein by reference, including the definitions of terms contained in the Plan. Any inconsistency between this Agreement and the terms and conditions of the Plan will be resolved in accordance with the Plan including, in particular, Article 2 of the Plan which, in relevant part, provides the Committee with sole discretion to construe and interpret the Plan and this Agreement. Unless otherwise specified herein, or the context indicates differently, all references in this Agreement to “F.N.B.” shall mean F.N.B. or its subsidiaries and affiliates. RECITALS WHEREAS, the Agreement Cover Page, Preamble, Recitals to this Agreement and accompanying Schedules are incorporated into and made part of this Agreement; and WHEREAS, the Participant has accepted the Award Amount of Restricted Stock Units and Performance Units and agrees to the terms and conditions stated below. NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and intending to be legally bound hereby, each party covenants and agrees as follows: Section 1. Purpose. The purpose of the Award Amount is to align the Participant’s interest with that of F.N.B. stockholders by providing compensation to the Participant if F.N.B. attains an attractive financial and stock performance for F.N.B. stockholders relative to peer performance during the Vesting Period through achievement of Relative ICG Growth (Schedule 2) and Relative TSR (Schedule 3) during the relevant measurement periods. Section 2. Award. (a) Restricted Stock Unit Award. The number of shares of the Award Amount Participant may earn will depend on F.N.B.’s performance relative to the Performance Metrics, the Calculated Amount described above and the vesting conditions described below. Subject to the provisions of this Agreement and the provisions of the Plan, F.N.B. hereby grants to the Participant an Award of Restricted Stock Units, denominated as the Award Amount, which shall become vested in an amount (the “Calculated Amount”) determined by the ICG Growth Table value, as adjusted by application of the TSR Multiplier Table value, and, along with Dividend Equivalent units that accrue pursuant to Section 7 hereof, shall be payable in shares of F.N.B. common stock (“Stock”), subject to the vesting conditions in Sections 4 and 5 herein. The maximum number of shares of the Calculated Amount,

Page 2 of 15 when combined with other stock grants to the Participant in the calendar year, is expressly limited to the applicable limit(s) set forth in Section 2.3 of the Plan and any other applicable Plan restrictions. In the event that such limit applies to Participant, the order in which awards shall be reduced is the following: (i) Performance-Based Restricted Stock Units (Operating ROATCE excluding AOCI Metric); (ii) Performance-Based Restricted Stock Units (ICG Growth excluding AOCI Metric); (iii) Time-Based Restricted Stock Units; and (iv) any remaining share or units awards, in each case only to the extent that such reduction is required to conform to the applicable Plan limit(s) (the number of shares equal to such reduction is referred to herein as the “Supplemental Performance Units”). These Restricted Stock Units are notional units of measurement denominated in shares of Stock (i.e., one Restricted Stock Unit is equivalent to one share of Stock). The Restricted Stock Units represent an unfunded, unsecured right to receive shares of Stock (and Dividend Equivalent payments pursuant to Section 7 hereof) in the future if the conditions set forth in this Agreement and the Plan are satisfied, and no breach of Section 11 occurs. (b) Performance Unit Award. The Participant may earn the cash value of any Supplemental Performance Units dependent on F.N.B.’s performance relative to the Performance Metrics and the Calculated Amount described above and the vesting conditions described below. Subject to the provisions of this Agreement and the provisions of the Plan, F.N.B. hereby grants to the Participant an Award of Performance Units, equal to the dollar value of any Supplemental Performance Units, which shall become vested in an amount determined by the ICG Growth Table value, as adjusted by application of the TSR Multiplier Table value, and be payable in cash, subject to the vesting conditions in Sections 4 and 5 herein. Section 3. Committee Action. (a) Consistent with the authority set forth in Article 2 of the Plan, in recognition of unusual or nonrecurring events affecting the Corporation or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, the Board, using reasonable care, shall make equitable adjustments in the terms and conditions of, and the criteria included in, Awards in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made pursuant to this Agreement and available under the Plan. (b) If during the course of a Performance Period there shall occur a significant event or events (a “Significant Event”) as determined by the Committee, including, but not limited to, a reorganization of the Corporation or a Change in Control, or changes in applicable laws, regulations, or accounting principles, which the Committee expects to have a substantial effect on a Performance Goal (as defined in the Plan) during such period, the Committee shall make equitable adjustments to such objective in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made pursuant to this Agreement and available under the Plan. Section 4. Vesting. The Calculated Amount shall vest on the Vesting Date, as more fully described in Part III of the Agreement Cover Page. Furthermore, the Calculated Amount shall not vest unless the Section 4(a) and 4(b) Vesting Requirements are satisfied, or except as provided under Section 5 of this Agreement.

Page 3 of 15 (a) Service Requirement. The Participant must remain continuously in Service1 with F.N.B. from the Grant Date through the Vesting Date. (b) Performance Requirement. The mean of F.N.B.’s ICG Growth excluding AOCI for the three fiscal years comprising the ICG Growth excluding AOCI Performance Period must be greater than or equal to the 25th percentile of the calculated mean of the individual Peer Financial Institutions’ ICG Growth for the three fiscal years of the ICG Growth excluding AOCI Performance Period (see Schedule 2). (c) Determinations Made Between Levels. To determine the appropriate percentile ranking under both the ICG Growth excluding AOCI Table and TSR Multiplier Table, set forth in the Agreement Cover Page, F.N.B. will use straight line interpolation, rounded to the nearest whole Restricted Stock Unit. (d) Acceptance of Award. The Participant must electronically accept the Agreement, if at all, within thirty (30) calendar days from the Grant Date, unless an extension is authorized in writing by the Executive Compensation Director, otherwise this Agreement shall be null and void and the Restricted Stock Units and Performance Units shall immediately be forfeited. Section 5. Forfeiture; Termination of Service; and Accelerated Vesting of Restricted Stock Units and Performance Units. Upon the effective date of the termination of Participant’s Service before the Vesting Date, or upon a breach of Section 11 herein, the Restricted Stock Units and Performance Units shall immediately be forfeited without consideration or future action being required of F.N.B. Notwithstanding the foregoing, the Restricted Stock Units and Performance Units shall be subject to accelerated and/or scheduled vesting upon the occurrence of events and subject to the terms described in the following “Accelerated / Scheduled Vesting Table”, provided that the Participant has remained continuously in Service through the Accelerated Vesting Event. [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK] 1 For purposes of this Agreement, “continuously in Service” means that the Participant’s employment service with F.N.B. is not interrupted or terminated, except, for the avoidance of doubt, approved leaves of absence consistent with F.N.B. policy shall not be deemed to be a break in Service. The Participant’s continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to F.N.B. as an employee or a change in the Affiliate entity for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s continuous Service; and provided further that if any grant is subject to Section 409A of the Internal Revenue Code (the “Code”), this footnote shall only be given effect to the extent consistent with Section 409A of the Code.

Page 4 of 15 Accelerated / Scheduled Vesting Table Accelerated Vesting Event Award/Calculated Amount Vesting Date 1. Death RSUs: 100% vesting of the Award Amount Performance Units: Prorated vesting2 of the Calculated Amount RSUs: Participant’s date of death Performance Units: The Vesting Date, as defined on the Agreement Cover Page 2. Normal Retirement and Early Retirement (defined in the Plan as 55 years old with 5 years of service, subject to Article 8 of the Plan) 100% vesting of the Calculated Amount The Vesting Date, as defined on the Agreement Cover Page 3. Disability Prorated vesting2 of the Calculated Amount The Vesting Date, as defined on the Agreement Cover Page 4. Change in Control of F.N.B. Corporation For Performance Period ending after effective date of Change in Control: the Calculated Amount is determined based on the greater of target and actual performance for all performance measures, including TSR, attained as of the effective date of the Change in Control. For Performance Period ending after definitive agreement and before effective date of Change in Control: the Calculated Amount is determined based on no less than actual performance for all performance measures, except that TSR may be determined by the Committee in its discretion, including TSR from the date of signing the definitive agreement. Accelerated Vesting occurs on the date of termination of Service by the surviving company without Cause, as defined in the Plan, or by the Participant for Good Reason3 within the twenty-four (24) month period following the Change in Control or, if longer, the duration of the original Performance Period. If termination of Service does not occur as outlined above, the RSUs and Performance Units remain subject to time-based vesting for the remainder of the original Performance Period at an amount equal to the Calculated Amount. 2 The pro rata amount shall be determined by multiplying the Calculated Amount by a fraction, the numerator of which is the number of full months the Participant worked during the Vesting Period before the occurrence of the Accelerated Vesting Event, and the denominator representing the total number of full months in the Vesting Period. 3 “Good Reason” shall have the meaning set forth in any employment agreement or other written agreement between the Participant and F.N.B. If none, then “Good Reason” shall mean: (i) a material reduction in the Participant’s base salary, target short-term incentive opportunity, participation in employee benefit plan, or participation in long-term incentive compensation at the same level; (ii) the relocation of the Participant’s principal place of employment to a location more than fifty (50) miles from Participant’s principal place of employment immediately prior to the Accelerated Vesting event; (iii) a materially adverse reduction in Participant’s position, duties and responsibilities; or (iv) a material diminution in the budget over which the employee has control; in each case, without the prior written consent of the Participant, and only if the Participant provides the surviving company with written objection to the event within thirty (30) days following the occurrence thereof, the surviving company does not reverse or otherwise cure the event within thirty (30) days of receiving that written objection and the Participant resigns the Participant’s employment within sixty (60) days following the expiration of that cure period.

Page 5 of 15 5. Bank Sale4 For Performance Period ending after effective date of Bank Sale: the Calculated Amount is determined based on the greater of target and actual performance for all performance measures, including TSR, attained as of the effective date of the Bank Sale. For Performance Period ending after definitive agreement and before effective date of Bank Sale: the Calculated Amount is determined based on no less than actual performance for all performance measures, except that TSR may be determined by the Committee in its discretion, including TSR from the date of signing the definitive agreement. RSUs: Accelerated Vesting occurs on the date of termination of Service by the surviving company without Cause, as defined in the Plan, or by the Participant for Good Reason3 within the twenty-four (24) month period following the Bank Sale or, if longer, the duration of the original Performance Period. If termination of Service does not occur as outlined above, the RSUs remain subject to time-based vesting for the remainder of the original Performance Period. 6. Non-Bank Sale5 RSUs: Pro rated vesting6 of the Award Amount Performance Units: Prorated vesting2 of the Calculated Amount RSUs: Accelerated Vesting occurs on the date of termination of Service by the surviving company without Cause, as defined in the Plan, or by the Participant for Good Reason3 within the twenty-four (24) month period following the Non-Bank Sale or, if longer, the duration of the original Performance Period. If termination of Service does not occur as outlined above, the RSUs remain subject to time-based vesting for the remainder of the original Performance Period. Performance Units: The Vesting Date, as defined on the Agreement Cover Page 4 For purposes of this Agreement, a “Bank Sale” is defined as the sale of more than 25% of the voting securities to, or the merger or consolidation of, First National Bank of Pennsylvania (the “Bank”) with a non-affiliate entity prior to the Vesting Date, provided the Participant is employed by Bank on the date of the Bank Sale. 5 For purposes of this Agreement, a “Non-Bank Sale” is defined as the sale of a non-bank affiliate to a non-affiliate entity prior to the Vesting Date, provided the Participant is employed by the non-bank affiliate on the date of the Non-Bank Sale. 6 The pro rata amount shall be determined by multiplying the Award Amount by a fraction, the numerator of which is the number of full months the Participant worked during the Vesting Period before the occurrence of the Accelerated Vesting Event, and the denominator representing the total number of full months in the Vesting Period.

Page 6 of 15 Section 6. Restrictions. The Restricted Stock Units and Performance Units shall be subject to the following restrictions: (a) Restrictions on Transfer. The Restricted Stock Units and Performance Units may not be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to F.N.B., as a result of forfeiture of the Restricted Stock Units and Performance Units as provided herein and by beneficiary designation, will or by laws of descent and distribution upon the Participant’s death. (b) No Voting Rights. The Restricted Stock Units granted pursuant to this Agreement, whether or not vested, will not confer any voting rights upon the Participant, unless and until the Restricted Stock Units (including the Dividend Equivalents, defined below) are paid to Participant in shares of Stock. The Performance Units granted pursuant to this Agreement represent the contingent right to receive cash and will not confer any voting rights upon the Participant or right to acquire shares of Stock. (c) Compliance with Laws and Regulations. The grant of Restricted Stock Units and Performance Units evidenced hereby shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. F.N.B. shall not be required to issue or deliver any certificates or to make book entries in the records of F.N.B. or its transfer agent for Restricted Stock Units or shares of Stock corresponding to the Restricted Stock Units prior to (i) the listing of such shares of Stock on any stock exchange on which the shares of Stock may then be listed and (ii) the effectiveness of any registration statement with respect to such shares of Stock that counsel for F.N.B. deems necessary or appropriate. Section 7. Dividend Equivalents. As of the Grant Date, the Participant will be entitled to earn dividend equivalents (“Dividend Equivalents”) with respect to the Restricted Stock Units, in an amount equal to the dividends that would have been paid (without interest or reinvestment), whether in cash or otherwise, as though such Restricted Stock Units had been issued and outstanding shares of Stock held by the Participant from the Grant Date through the Vesting Date. Any Dividend Equivalents shall be converted into additional Restricted Stock Units and, subject to the vesting requirements described herein measured from the original Grant Date, shall be distributed to Participant in accordance with Section 8 herein. Any Restricted Stock Units resulting from the conversion of these Dividend Equivalents will be considered Restricted Stock Units for purposes of this Agreement and will be subject to all the terms, conditions and restrictions set forth herein. Each Dividend Equivalent shall be rounded to the nearest whole Dividend Equivalent. If the Restricted Stock Units to which such Dividend Equivalents relate are forfeited and canceled, such related Dividend Equivalents will also be forfeited and canceled without payment of any consideration by F.N.B. Section 8. Payment (a) Vested Restricted Stock Units. Within thirty (30) calendar days following the Vesting Date, all Restricted Stock Units and Dividend Equivalents vested under Part III of the Agreement Cover Page and vested under Section 4 or Section 5 hereof, shall be settled and delivered to the Participant in that number of whole shares of Stock equal to the number of Restricted Stock Units and Dividend Equivalents, less the payment of any withholding taxes.

Page 7 of 15 (b) Vested Performance Units. Within thirty (30) calendar days following the Vesting Date, the dollar value of any Supplemental Performance Units covered by the Performance Units that have vested under Part III of the Agreement Cover Page and vested under Section 4 or Section 5 hereof, shall be paid in cash to the Participant, measured as the dollar value of such Supplemental Performance Units upon vesting, with each Supplemental Performance Unit equal to the fair market value of a share of Stock. (c) Withholding. Subject to Section 10 below, on the Vesting Date, unless the Participant has remitted to F.N.B a cash amount sufficient to satisfy any Federal, state and local tax withholding requirements, F.N.B. shall withhold a number of shares of Stock from the unrestricted shares of Stock and cash, or combination thereof, to be distributed sufficient to satisfy all or a portion of the tax withholding requirements related to the vesting of the Restricted Stock Units, Dividend Equivalents and Performance Units. Section 9. Clawback. The shares of Stock or cash payable in respect of any amount vested or unvested under this Agreement shall be subject to recovery by F.N.B. in the circumstances and manner provided in the F.N.B. Corporation Compensation Recoupment Policy (“Recoupment Policy”) or any related policy that may be subsequently adopted or implemented by F.N.B. and in effect from time to time after the date hereof, or that may be required by applicable law or regulation, and the Participant shall effectuate any such clawback recovery at such time and in such manner as F.N.B. may specify. By accepting this Agreement, the Participant agrees that the Participant is obligated to provide all assistance necessary to F.N.B. to recover or recoup the shares of Stock, cash or other value pursuant to the Agreement which are subject to recovery or recoupment pursuant to applicable law government regulation, stock exchange listing requirement or F.N.B. policy. Such assistance shall include completing any documentation necessary to recover or recoup the shares of Stock, cash or other value pursuant to the Agreement from any accounts the Participant maintains with F.N.B. or any pending or future compensation. Section 10. Tax Withholding. (a) Default Method of Tax Withholding. The federal, state and local and foreign income, social security, employment and any other applicable taxes which F.N.B. determines must be withheld with respect to this Award (“Tax Withholding Obligation”) will be satisfied by shares of Stock being sold on the Participant’s behalf at the prevailing market price pursuant to such procedures as F.N.B. may specify from time to time (it being understood that the shares of Stock to be sold must have vested pursuant to the terms of this Agreement and the Plan). The proceeds from the sale will be used to satisfy the Participant’s Tax Withholding Obligation arising with respect to the Participant’s Restricted Stock Units. Only whole shares of Stock will be sold to satisfy any Tax Withholding Obligation. Any proceeds from the sale of shares of Stock, in excess of the Tax Withholding Obligation will be paid to the Participant in accordance with procedures the Company may specify from time to time. By accepting this Award, the Participant expressly consents to the sale of shares of Stock to cover the Tax Withholding Obligations and agrees and acknowledges that the Participant may not satisfy them by any means other than such sale of shares of Stock, unless required to do so by F.N.B. or pursuant to the Company’s express written consent.

Page 8 of 15 (b) Company Discretion. If F.N.B. determines that the Participant cannot satisfy the Tax Withholding Obligation through the default procedure described in clause (a), it may permit the Participant to satisfy the Tax Withholding Obligation by (i) delivering to F.N.B. shares of Stock that the Participant owns and that have vested with a Fair Market Value equal to the amount required to be withheld, (ii) electing to have F.N.B. withhold otherwise deliverable shares of Stock having a value equal to the minimum amount statutorily required to be withheld, at a rate not to exceed the maximum individual statutory tax rate, (iii) allowing the Participant to make a payment in cash, or (iv) such other means as F.N.B. deems appropriate. Section 11. Confidential Information and Communications / Non-Solicitation. (a) From and after the date of this Agreement, Participant agrees to keep confidential and not use, or otherwise appropriate, for Participant’s own benefit, or directly or indirectly divulge to any third party, Confidential Information (as defined below) of F.N.B. Confidential Information shall include, without limitation, all information not generally known to the public, unless such information becomes public knowledge due to (i) Participant acting in his or her self-interest or Participant’s negligence; or (ii) action by Participant that is not authorized by F.N.B. (e.g., financial data, marketing plans, strategies, customer information and employee information, whether in documentary or electronic form, whether past, present or prospective). The prohibitions against the use and disclosure of Confidential Information are in addition to all rights and remedies which are available to F.N.B. under applicable federal and state law to prevent the use or disclosure of trade secrets and other confidential information. The enforcement by F.N.B. of its rights and remedies under this Agreement shall not be a waiver of any other rights or remedies which F.N.B. may possess absent this Agreement. (b) Subject to applicable law, F.N.B. and Participant agree that the terms and conditions of this Agreement shall be confidential and shall not be disclosed or discussed by the parties with any person other than the parties’ attorneys or other person whose knowledge of the terms of this Agreement is necessary for accounting, tax or other related purposes or for purposes of F.N.B.’s business operations. (c) Subject to applicable law, from and after the date of this Agreement, Participant agrees not to make any oral or written communication or comment to impugn or otherwise disparage the competency, integrity, ethics or qualifications of F.N.B., including its Affiliates, directors, officers and employees. Subject to applicable law, F.N.B. agrees to maintain reasonable policies to restrict its directors and officers from making any false oral or written communication or comments meant to impugn or otherwise disparage Participant, except when truthfully responding to routine requests for information regarding Participant. (d) BY VIRTUE OF ACCEPTING THIS AGREEMENT AND THE RESTRICTED STOCK UNIT AND PERFORMANCE UNIT AWARD, PARTICIPANT ACKNOWLEDGES AND AGREES THAT PARTICIPANT HAS RECEIVED ADEQUATE CONSIDERATION WITH RESPECT TO THE ENFORCEMENT OF THE PROVISIONS OF THIS SECTION 11, and Participant agrees to the following restrictive covenant: during Participant’s employment service with F.N.B. and during the one (1) year period immediately following termination of Participant’s employment service with F.N.B.

Page 9 of 15 for any reason, including Participant’s resignation, (i) Participant shall not in any way, directly or indirectly, for the purpose of selling any product or service that competes with a product or service which was offered by F.N.B. during Participant’s employment with F.N.B., solicit, divert, or entice any current or potential customer or existing business of F.N.B.’s with whom Participant solicited, or with whom Participant had business communications or transacted business with or on behalf of F.N.B. during Participant’s tenure with F.N.B., and Participant shall not initiate any contact or communication of any kind whatsoever, for the purpose of inviting, encouraging or requesting any account relationship to transfer its business from F.N.B. or to otherwise discontinue its patronage and business relationship with F.N.B.; and (ii) Participant shall not solicit, entice, or employ, or assist another employer besides F.N.B. in employing, anyone who is an employee of F.N.B. except as required under Participant’s duties while employed by F.N.B. (e) Should Participant breach Section 11 of this Agreement, Participant agrees to immediately forfeit all Restricted Stock Units, Dividend Equivalents and Performance Units subject to a risk of forfeiture and such Participant shall make F.N.B. whole for damages suffered by F.N.B. by reason of any such breach or hindrance, including F.N.B. requiring the forfeiture of any previously vested Restricted Stock Units, Dividend Equivalents and Performance Units. (f) Should the terms of this Section 11 conflict with any other valid non-solicitation, non- disparagement, non-compete, or other restrictive covenant contained under an employment, consulting or other written agreement, the more restrictive provision(s) shall control and supersede the less restrictive provision(s). A breach of any of the foregoing restrictive covenants contemplated in this Section 11 or that supersede this Section 11 shall be treated as a breach and forfeiture under this Section 11. The invalidity of one non-solicitation agreement or restrictive covenant agreement, based on lack of adequate consideration or otherwise, shall not impact this or any other non-solicitation agreement or provision. (g) Participant acknowledges that nothing in this Agreement shall be construed to: (i) prohibit Participant from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes- Oxley Act of 2002, or of any other whistleblower protection provisions of state or federal law or regulation; or (ii) require notification or prior approval by F.N.B. of any reporting described by clause (i), provided that such reporting is done in the most confidential manner provided by law. (h) This Section 11 shall survive termination of this Agreement. Section 12. No Right of Service. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT ALTERS THE AT-WILL NATURE OF THE PARTICIPANT’S EMPLOYMENT OR OTHER SERVICE WITH F.N.B. THIS MEANS THAT F.N.B. MAY TERMINATE OR CHANGE THE TERMS AND CONDITIONS OF THE PARTICIPANT’S EMPLOYMENT OR SERVICE WITH US AT ANY TIME, WITH OR WITHOUT CAUSE OR ADVANCE NOTICE.

Page 10 of 15 Section 13. Delivery of Documents. By accepting the terms of this Agreement, the Participant consents to the electronic delivery of documents related to Participant’s current or future participation in the Plan (including the Plan documents; this Agreement; any other prospectus or other documents describing the terms and conditions of the Plan and this grant; and F.N.B.’s then-most recent annual report to stockholders, annual report on Form 10-K and definitive proxy statement), and Participant acknowledges that such electronic delivery may be made by F.N.B., in its sole discretion, by one or more of the following methods: (i) the posting of such documents on F.N.B.’s intranet website; (ii) the delivery of such documents via the F.N.B. Corporation website, including being maintained by F.N.B. within third party software programs or applications; or (iii) delivery via electronic mail, by attaching such documents to such electronic email and/or including a link to such documents on an F.N.B. intranet website or F.N.B. Corporation internet website accessible by Participant. Notwithstanding the foregoing, Participant also acknowledges that F.N.B. may, in its sole discretion (and as an alternative to, or in addition to, electronic delivery), deliver a paper copy of any such documents to Participant. Participant further acknowledges that Participant may receive from F.N.B. a paper copy of any documents distributed electronically at no cost to Participant by contacting F.N.B. in writing to the address specified in Section 14 herein. Section 14. Notices. Any notice hereunder to F.N.B. shall be addressed to it at its office, F.N.B. Corporation, One F.N.B. Blvd., Hermitage, Pennsylvania 16148, c/o Compensation and Benefits Accounting Department, and any notice hereunder to the Participant shall be addressed to the Participant at the Participant’s address provided to F.N.B. from time to time, subject to the right of either party to designate at any time hereafter in writing some other address. Section 15. Entire Agreement. This Agreement and the Plan together constitute the entire agreement between the parties hereto with respect to the Restricted Stock Units and Performance Units, and all prior oral and written representations are merged in this Agreement, provided that any written employment and restrictive covenant agreements to which Participant is subject shall remain in full force and effect, except where the terms of this Agreement directly conflict as set forth in Section 11(f). Section 16. Amendment. (a) This Agreement may be amended or modified only by F.N.B., without further action by the Participant, provided that such amendment or modification shall not be to the detriment of the Participant, unless required by Section 16(b) below. (b) The Committee shall amend the Agreement to: (i) comply with applicable law, including Code Section 409A, stock exchange listing standards, or accounting rules; and (ii) to correct a scrivener’s error. Section 17. Waiver. The failure of F.N.B. to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof. Section 18. Construction and Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflict of laws. All headings in this Agreement have been inserted solely

Page 11 of 15 for convenience of reference only, are not to be considered a part of this Agreement, and shall not affect the interpretation of any of the provisions of this Agreement. In the event of any dispute or claim relating to or arising out of this Agreement, including, but not limited to a dispute as to whether the dispute is subject to arbitration, the Participant and F.N.B. agree that all such disputes shall be fully and finally resolved to the fullest extent permitted by law, by binding arbitration conducted by the American Arbitration Association (“AAA”) in Allegheny County, Pennsylvania in accordance with the AAA’s National Rules for the Resolution of Employment Disputes, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. The Participant acknowledges that by accepting this arbitration provision he/she is expressly waiving any right to a jury trial in the event of a covered dispute. Punitive and consequential damages shall not be permitted as an award and each party shall bear the fees and expenses of its own counsel and expert witnesses. The arbitrator may, but is not required, to order that the prevailing party shall be entitled to recover from the losing party its attorneys’ fees and costs incurred in any arbitration arising out of this Agreement. F.N.B. and the Participant agree to abide completely by the binding decisions of the arbitrator and to keep the outcome of such resolution strictly confidential. Section 19. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. Section 20. Assignment and Transfers. The Participant may not assign, encumber or transfer any of his or her rights and interests in the Award Amount or Supplemental Performance Units described in this document, except, in the event of the Participant’s death, by will or the laws of descent and distribution. Section 21. No Limitation on F.N.B.’s Rights. The awarding of Restricted Stock Units and Performance Units shall not in any way affect F.N.B.’s right or power to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, reincorporate, dissolve, liquidate or sell or transfer all or any part of its business or assets. Section 22. Change in Control. To the extent necessary to comply with Code Section 409A, a Change in Control shall not be deemed to have occurred for purposes of this Agreement unless such event qualifies as a “change in control event” within the meaning of Code Section 409A. [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

SCHEDULE 2

CALCULATION OF RELATIVE INTERNAL (TANGIBLE EQUITY) CAPITAL GENERATION GROWTH EXCLUDING AOCI

- "Relative Internal (Tangible Equity) Capital Generation Growth Excluding AOCI" or "Relative ICG Growth Excluding AOCI" is the result of the computation of the mean of F.N.B.'s internal (tangible equity) capital generation growth excluding AOCI for Fiscal Year 1, Fiscal Year 2 and Fiscal Year 3 of the Internal (Tangible Equity) Capital Generation Growth Excluding AOCI Performance Period ("Average F.N.B. ICG Growth") relative to the result of the computation of the mean of the Internal (Tangible Equity) Capital Generation Growth Excluding AOCI for Fiscal Year 1, Fiscal Year 2 and Fiscal Year 3 of each individual Peer Financial Institution for the Internal (Tangible Equity) Capital Generation Growth Excluding AOCI Performance Period ("Average Individual Peer Financial ICG Growth"). Relative ICG Growth Excluding AOCI will be determined by ranking the Average F.N.B. ICG Growth Excluding AOCI and the Average Individual Peer Financial ICG Growth from highest to lowest for the ICG Growth Excluding AOCI Performance Period. After this ranking, the percentile performance of F.N.B. relative to the Peer Financial Institutions will be determined as follows:

$$P = 1 - \frac{R-1}{N-1}$$

Where: "P"represents the percentile performance which will be rounded, if necessary, to the nearest whole percentile by application of regular rounding.

"N" represents the number of Peer Financial Institutions (see Schedule 4), plus F.N.B.

"R" represents F.N.B.'s ranking among the Peer Financial Institutions.

Example: If there are 12 Peer Financial Institutions, and F.N.B. ranked 7th, the performance would be at the 50th percentile: 0.50 = 1 – ((7-1)/(13-1)).

- "Internal (Tangible Equity) Capital Generation Growth Excluding AOCI" or "ICG Growth Excluding AOCI" means for each of F.N.B. and the Peer Financial Institutions:

$$\text{ICG Growth Excluding AOCI} = \frac{[(\text{TBV} - \text{AOCI})/\text{common share}^1 - (\text{TBV} - \text{AOCI})/\text{common share}^0] + [\text{dividends declared/common share}^{0\text{-}1}]}{(\text{TBV} - \text{AOCI})/\text{common share}^0}$$

Excluding **AOCI** for both FNB and peers will allow for comparative financial performance evaluation without unintended impacts from uncontrollable interest rate fluctuations.

Where: "(TBV-AOCI)/common share^1" represents the tangible book value less AOCI per common share at the end of the fiscal year measurement period;

"(TBV-AOCI)/common share^0" represents the tangible book value less AOCI per share at the beginning of the fiscal year measurement period;

Page **12** of **15**

Page 13 of 15 “dividends declared/common share0-1” represents total amount of common dividends declared for payment from the beginning to the end of the fiscal year measurement period divided by the number of common shares outstanding at the end of the fiscal year measurement period.  “Tangible Book Value (TBV) less AOCI/Common Share” equals each of F.N.B’s or a Peer Financial Institution’s total stockholder’s equity minus intangible assets minus preferred equity minus accumulated other comprehensive income (AOCI), divided by the total number of common shares outstanding.  “Accumulated Other Comprehensive Income (AOCI)” reflects unrealized gains/(losses) on (1) available-for-sale investment securities, (2) derivative instruments used for cash flow hedges, and (3) pension assets/post-retirement benefit obligations and is an uncontrollable component of Shareholders’ Equity with fluctuations primarily driven by changes to interest rates.

Page 14 of 15 SCHEDULE 3 CALCULATION OF RELATIVE TOTAL SHAREHOLDER RETURN  “Relative Total Shareholder Return” means F.N.B.’s TSR relative to the TSR of the Peer Financial Institutions for the TSR Performance Period. Relative Total Shareholder Return will be determined by ranking F.N.B. and each of the Peer Financial Institutions from highest to lowest according to their respective TSRs. After this ranking, the percentile performance of F.N.B. relative to the Peer Financial Institutions will be determined as follows: Where: “P” represents the percentile performance which will be rounded, if necessary, to the nearest whole percentile by application of regular rounding. “N” represents the number of Peer Financial Institutions (see Schedule 4), plus F.N.B. “R” represents F.N.B.’s ranking among the Peer Financial Institutions. Example: If there are 12 Peer Financial Institutions, and F.N.B. ranked 7th, the performance would be at the 50th percentile: 0.50 = 1 – ((7-1)/(13-1)).  “TSR” means, for F.N.B. and each of the Peer Financial Institutions, total shareholder return, which will be calculated by dividing (i) the Closing Average Share Value (X) minus the Opening Average Share Value (Y) by (ii) the Opening Average Share Value (Y).  “Opening Average Share Value” means the average, over the trading days in the Opening Average Period, of the closing price of a company’s stock multiplied by the Accumulated Shares for each trading day during the Opening Average Period.  “Opening Average Period” means the twenty (20) trading days immediately preceding the first day of the TSR Performance Period.  “Accumulated Shares” means, for a given trading day, the sum of (i) one (1) share and (ii) a cumulative number of shares, including the accumulated value of a company’s dividends paid during the TSR Performance Period, of a company’s common stock purchased with dividends declared on a company’s common stock, assuming same day reinvestment of the dividends in the common stock of a company at the closing price on the ex-dividend date, for ex-dividend dates between the first day of the Opening Average Period and the trading day.  “Closing Average Share Value” means the average, over the trading days in the Closing Average Period, of the closing price of a company’s stock (including the accumulated value of a company’s dividends paid during the TSR Performance Period) multiplied by the Accumulated Shares for each trading day during the Closing Average Period.  “Closing Average Period” means the twenty (20) trading days immediately preceding and including the last trading day in the TSR Performance Period. 1 11    N RP

Page 15 of 15 SCHEDULE 4 PEER FINANCIAL INSTITUTIONS Associated Banc-Corp BankUnited, Inc. BOK Financial Corporation Comerica Incorporated Commerce Bancshares, Inc. Cullen/Frost Bankers, Inc. First Horizon Corp. Fulton Financial Corp. Hancock Whitney Corp. Huntington Bancshares Inc. Pinnacle Financial Partners, Inc. Regions Financial Corporation Simmons First National Corp. SouthState Corporation Synovus Financial Corp. Texas Capital Bancshares Inc. UMB Financial Corp. Valley National Bancorp Webster Financial Corporation Wintrust Financial Corporation Zions Bancorporation (a) In the event of a merger, acquisition or business combination of a Peer Financial Institution with an entity that is not a Peer Financial Institution, where the Peer Financial Institution is the surviving entity and remains publicly traded, the surviving entity shall remain a Peer Financial Institution. (b) In the event of an acquisition or business combination transaction of a Peer Financial Institution by or with another Peer Financial Institution, where the surviving Peer Financial Institution remains publicly traded, the surviving entity shall remain a Peer Financial Institution and ranked accordingly, while the non-surviving Peer Financial Institution shall also remain a Peer Financial Institution and the lowest rank shall be assigned such Peer Financial Institution. (c) In the event of the announcement of a merger or acquisition or business combination transaction of a Peer Financial Institution by or with an entity that is not a Peer Financial Institution, a “going private” transaction involving a Peer Financial Institution or the liquidation of a Peer Financial Institution, where the Peer Financial Institution is not the surviving entity or is otherwise no longer publicly traded, or in the event of a bankruptcy or insolvency of a Peer Financial Institution, such Peer Financial Institution shall remain a Peer Financial Institution and the lowest rank shall be assigned such Peer Financial Institution. (d) The Committee will maintain discretion over the final peer group used for calculation.